EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Steben Select Multi-Strategy Master Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Steben Select Multi-Strategy Master Fund for the period ended September 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Steben Select Multi-Strategy Master Fund for the stated period.

/s/ Kenneth E. Steben	/s/ Carl Serger
Kenneth E. Steben	Carl Serger
Chief Executive Officer,	Chief Financial Officer,
Steben Select Multi-Strategy Master Fund	Steben Select Multi-Strategy Master Fund

Dated: December 4, 2018

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Steben Select Multi-Strategy Master Fund for purposes of Section 18 of the Securities Exchange Act of 1934.